Exhibit 10.22
SUBLICENSE AGREEMENT
     This Sublicense Agreement (this “Agreement”) is made by and between Harris Stratex Networks, Inc., a Delaware corporation (“Sublicensor” or “Harris Stratex”), and Harris Stratex Networks Operating Corporation, a Delaware corporation (“Sublicensee” or the “Company”). This Agreement is intended to have economic effect as of January 26, 2007 as set forth in Section 4.11 of this Agreement.
RECITALS
     WHEREAS, in connection with the combination of the Microwave Communications Division of Harris Corporation, a Delaware corporation (“Harris”), with the Company, Harris, Harris Stratex, the Company, and Stratex Merger Corp., a Delaware corporation and wholly owned subsidiary of Harris Stratex, entered into an Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, as amended by that certain letter agreement, dated January 26, 2007 (as so amended, the “Formation Agreement”), among the parties thereto, pursuant to which Harris Stratex was formed to acquire the Company pursuant to the Merger (as defined in the Formation Agreement) and Harris Stratex received the Contributed Assets (as defined in the Formation Agreement) from Harris in the Contribution Transaction (as defined in the Formation Agreement), in each case on the terms and subject to the conditions set forth in the Formation Agreement; and
     WHEREAS, pursuant to the Formation Agreement, Harris and Harris Stratex entered into an Intellectual Property Agreement (the “Harris IP Agreement”) effective simultaneously with the filing of the merger certificate provided for in the Formation Agreement with the Delaware Secretary of State (the “Effective Time”), under which Harris licensed certain intellectual property and intellectual property rights to Harris Stratex (the “Harris-Licensed IP Rights”); and
     WHEREAS, Sublicensor is a non-exclusive licensee of the Harris-Licensed IP Rights and has the right to grant certain non-exclusive sublicenses thereunder; and
     WHEREAS, Sublicensee desires to obtain from Sublicensor, and Sublicensor desires to grant to Sublicensee, certain non-exclusive sublicense rights under the Harris-Licensed IP Rights as provided in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement the parties agree as follows:

ARTICLE 1
GENERAL DEFINITIONS
     1.1 Affiliate. The term “Affiliate” shall have the meaning assigned to such term by Rule 405 under the Securities Act; provided, however, that neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of Harris Stratex or any of its other Subsidiaries, nor shall Harris Stratex or any of its Subsidiaries be deemed to be an Affiliate of Harris.
     1.2 Subsidiary. The term “Subsidiary” shall have the meaning assigned to such term by Section 1.1 of the Formation Agreement.
ARTICLE 2
GRANT, ETC.
     2.1 Sublicense Grant. Subject to the terms and conditions of this Agreement, Sublicensor hereby grants to Sublicensee and its Affiliates a non-exclusive sublicense to use the Harris-Licensed IP Rights subject to the terms and conditions set forth in the Harris IP Agreement which are applicable to the Harris-Licensed IP Rights which arise under the laws of the United States or any political subdivision thereof (the “Harris Stratex-Licensed IP Rights”).
     2.2. Subject to Harris IP Agreement. This Agreement is subject to each and every term, condition and covenant contained in the Harris IP Agreement. Except as to provisions which are specifically superseded or modified by this Agreement, each and every definition, term, condition and covenant contained in the Harris IP Agreement is incorporated by reference into this Agreement as if fully set forth herein. Sublicensee hereby assumes and agrees to perform each and every term, condition and covenant relating to the Harris Stratex-Licensed IP Rights which is an obligation of the licensee under the Harris IP Agreement and Sublicensor shall have each of the rights and remedies of the licensor under the Harris IP Agreement except as otherwise expressly provided herein. To the extent there is any conflict between the terms and provisions of the Harris IP Agreement and this Agreement, the terms and provisions of this Agreement shall control.
ARTICLE 3
TERMINATION
     This Agreement including the sublicense grant contained in Article 2 herein shall continue until the earlier of (i) the expiration of the Harris IP Agreement or (ii) the Company is no longer a Subsidiary of Harris Stratex.
ARTICLE 4
GENERAL PROVISIONS
     4.1 Assignment; Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of Sublicensor and Sublicensee and their respective permitted successors and permitted assigns. Subject to the following, the rights and sublicense of Sublicensee under this Agreement are personal to Sublicensee. Any assignment or transfer by Sublicensee of any of its rights or the sublicense granted under this Agreement shall require the prior written consent of Sublicensor. Any permitted assignment of this Agreement by either party shall not relieve or release such party from any of its duties or obligations under this Agreement. Each and every permitted successor and permitted assign to the interests of either party to this Agreement shall hold such interests subject to the terms, conditions and provisions of this Agreement.
     4.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and thereof and any and all prior arrangements, representations, promises, understandings and conditions in connection with said matters and any representations, promises or conditions not expressly incorporated herein or therein or expressly made a part hereof or thereof, except for those terms and conditions contained in the Harris IP Agreement which are hereby incorporated by reference, shall not be binding upon any party.
     4.3 Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court; provided, however, that notwithstanding the foregoing each party agrees that any claim which primarily seeks injunctive relief and related monetary claims that cannot be brought in any such Delaware State or Federal court for jurisdiction reasons may be commenced, heard and determined in any other court having proper jurisdiction over such claim. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in the Formation Agreement or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
     4.4 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

     4.5 Headings. The headings in this Agreement are included for convenience of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of this Agreement.
     4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
     4.7 License Notice Matters. Sublicensee may, from time to time, prepare, file and/or record at its expense such notices and other documents (such as memoranda of non-exclusive sublicense) with such state, federal and/or foreign governmental offices and agencies as Sublicensee reasonably deems necessary or appropriate to place third persons on actual or constructive notice of this Agreement and the sublicense, transactions and matters contemplated herein and, upon the request of Sublicensee, Sublicensor agrees to (i) promptly subscribe to, acknowledge, execute and deliver to Sublicensee such notices and other documents for such filings and recordations, and (ii) take such other actions as Sublicensee may reasonably request in order to permit, accommodate and facilitate such filings and recordations. Accordingly, Sublicensor hereby appoints Sublicensee as its irrevocable attorney in fact, with an interest, to subscribe to, execute, acknowledge, file and record such notices and other documents in Sublicensor’s name and as its act and deed in all such state, federal and/or foreign governmental offices and agencies. With respect to all parts of the Sublicensed Trade Secrets (as defined in the Harris IP Agreement) and any other confidential information that the Sublicensee’s personnel may unavoidably receive or have access to during the performance of this Agreement, this Section remains subject to the terms, conditions and covenants contained in Section 9.02 of the Harris IP Agreement.
     4.8 Force Majeure. Neither party hereto shall be liable in any matter for failure or delay of performance of all or part of this Agreement (other than payment obligations), directly or indirectly, owing to any acts of God; acts, orders, restrictions or interventions of any civil, military or government authority; wars (declared or undeclared); hostilities; invasions; revolutions; rebellions; insurrections; terrorist acts; sabotages; embargoes; epidemics; strikes or other labor disturbances; civil disturbances; riots; fires; floods; storms; explosions; earthquakes; nuclear accidents; power or other utility failures; disruptions or other failures in internet and/or other telecommunication lines, networks and backbones; delay in transportation; loss or destruction of property; changes in Laws, or any other causes or circumstances, in each case to the extent beyond the reasonable control of such party (each, a “Force Majeure Event”). Upon the occurrence of a Force Majeure Event, the party whose performance is prevented or delayed shall provide written notice to the other party, and the parties shall promptly confer, in good faith, on what action may be taken to minimize the impact, on both parties, of such Force Majeure Event.
     4.9 Further Actions. Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
     4.10 Performance by Affiliates. To the extent that any term or provision of this Agreement contemplates, permits or requires performance by any Affiliate of a party, such party shall cause such Affiliate to perform each and every obligation of such party under this Agreement in accordance with the terms and conditions hereof.
     4.11 Economic Effect. Notwithstanding any other provision in this Agreement, the parties agree that their respective rights and obligations under this Agreement shall have economic effect immediately after the Effective Time.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

SUBLICENSOR:

HARRIS STRATEX NETWORKS, INC.

By:	/s/ Guy M. Campbell
Title:	Guy M. Campbell
Date:	June 13, 2007

SUBLICENSEE:

HARRIS STRATEX NETWORKS OPERATING CORPORATION

By:	/s/ Sarah A. Dudash

Title:	Sarah A. Dudash
Date:	June 11, 2007